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                                     Exhibit 4.1
                  Outside Directors' Stock Option Plan, as amended


                                            AS AMENDED, FEBRUARY 22, 1988
                                            -----------------------------


                               COMPUTER PRODUCTS, INC.
                         OUTSIDE DIRECTORS STOCK OPTION PLAN

                                      ARTICLE I

                                     DEFINITIONS


                    As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

                    (a) "Board" shall mean the Board of Directors of the Company.

                    (b)  "Company" shall mean Computer Products, Inc.

                    (c) "Date of Grant" shall mean the Effective Date of the Plan, the date an Eligible Director is initially elected to the Board of Directors and each date after the Effective Date of the Plan on which the Stockholders of the Company shall elect directors at an Annual Meeting of such Stockholders or any adjournment thereof.

                    (d) "Fair Market Value" shall mean the closing sales price, or the mean between the closing high "bid" and low
               "asked" prices, as the case may be, of the Stock in the over-the-counter market on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service. If the Stock is listed on a national securities exchange, "Fair Market Value" shall mean the closing price of the Stock on such national securities exchange on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the National Association of Securities Dealers or successor national quotation service. In the event no such quotations are available for the day in question, "Fair Market Value" shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported.

                    (e) "Effective Date of the Plan" shall mean November 14, 1986, the date of the adoption by the Board.

                    (f) "Eligible Director" shall mean any Director of the Company who is not an employee of the Company or its subsidiaries.

                    (g) "Option" shall mean an Eligible Director's stock option to purchase Stock granted pursuant to the provisions of Article V hereof.

                    (h) "Optionee" shall mean an Eligible Director to whom an Option has been granted hereunder.

                    (i) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

                    (j) "Plan" shall mean the Computer Products, Inc. Outside Directors Stock Option Plan, the terms of which are set forth herein.

                    (k) "Stock" shall mean the common stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

                    (l) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

                                     ARTICLE II

                                      THE PLAN

               2.1   Name.   This Plan  shall  be known  as  the "Computer
                     ----
          Products, Inc. Outside Directors Stock Option Plan."

               2.2  Purpose.  The  purpose of the  Plan is to  advance the
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          interests of  the  Company  and  its  Stockholders  by  affording
          Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them additional incentives to achieve the growth objectives of the Company.

               2.3  Effective Date .  The  Effective Date  of the  Plan is
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          November 14, 1986.

               2.4   Termination Date.   The Plan  shall terminate  and no
                     ----------------
          further Options shall be granted hereunder upon the tenth anniversary of the Effective Date of the Plan.


                                     ARTICLE III

                                    PARTICIPANTS

               Each Eligible Director shall participate in the Plan, provided that he is elected to a regular term as such a member at an Annual Meeting of Stockholders, or any adjournment thereof.

                                     ARTICLE IV

                           SHARES OF STOCK SUBJECT TO PLAN

               4.1  Limitations.  Subject  to any antidilution  adjustment
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          pursuant to the  provisions of  Section 4.2  hereof, the  maximum number of shares of Stock which may be issued and sold  hereunder
          shall not  exceed  250,000 shares  of  Stock.   Shares  of  Stock
          subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided however, the shares of Stock with respect to which an Option has been exercised shall not again be available for Option hereunder.
           If  outstanding Options  granted  hereunder shall  terminate  or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering such unexercised shares.

               4.2  Antidilution.  In the event that the outstanding shares
                    ------------
          of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split up or stock dividend:

                    (a) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted appropriately;

                    (b) The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

                    (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Sections 5.4 and 5.6.

               The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                                      ARTICLE V

                                       OPTIONS

               5.1  Option Grant, Number of Shares and Agreement.  On each
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          Date of Grant occurring prior to February 22, 1988, each Eligible
          Director shall automatically be granted an Option to purchase the maximum number of shares having an aggregate Fair Market Value on the Date of Grant of fifteen thousand dollars ($15,000). On each Date of Grant occurring after February 22, 1988, each Eligible Director shall automatically be granted an Option to purchase the maximum number of shares having an aggregate Fair Market Value on the Date of Grant of twenty-five thousand dollars ($25,000). Each Option so granted shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

               5.2  Option Price.  The Option Price of the Stock subject to
                    ------------
          each Option shall be the Fair Market Value of the Stock on its Date of Grant.

               5.3  Exercise Period.  The period for the  exercise of each
                    ----------------
          Option shall expire on the tenth anniversary of the Date of Grant.

               5.4  Option Exercise.
                    ----------------
                    (a) An Option shall become exercisable in full on the first anniversary of the Date of Grant except that any Option granted on the Effective Date shall become exercisable in full on the earlier of the first anniversary of the Date of Grant or the first Annual Meeting of Stockholders (or adjournment thereof) occurring after the Date of Grant at which Stockholders shall elect directors. An Option shall remain exercisable after its exercise date at all times during the Exercise Period, regardless of whether the Optionee thereafter continues to serve as a member of the Board.

                    (b) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become exercisable in accordance with this Section, but not as to less than 25 shares of Stock unless the remaining shares of Stock that are so exercisable are less than 25 shares of Stock. The Option price is to be paid in full in cash upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to him upon the exercise of his Option.

                    (c) An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company at said office of the full amount of the Option price for such number of shares. In addition to, and prior to the issuance of a certificate for shares pursuant to any Option exercise, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

               5.5   Nontransferability of  Option.   Options  may not  be
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          transferred by an Optionee otherwise than by will or the laws  of
          descent and distribution.   During the  lifetime of an  Optionee,
          his Option may be exercised only by him (or by his guardian or legal representative, should one be appointed). In the event of the death of an Optionee, any Option held by him may be exercised by his legatee(s) or other distributee(s) or by his personal representative.

                                     ARTICLE VI

                                 STOCK CERTIFICATES

               The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Corporation, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

                                     ARTICLE VII

                   TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

               The Board may at any time terminate the Plan, and may at any time and from time to time and, in any respect amend or modify the Plan.

                                    ARTICLE VIII

                      RELATIONSHIP TO OTHER COMPENSATION PLANS

               The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.

                                     ARTICLE IX

                                    MISCELLANEOUS

               9.1  Plan Binding on Successors.  The Plan shall be binding
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          upon the successors and assigns of the Company.

               9.2  Singular, Plural: Gender.  Whenever used herein, nouns
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          in the  singular  shall include  the  plural, and  the  masculine pronoun shall include the feminine gender.

               9.3  Headings etc., No Part of Plan .  Headings of articles
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          and paragraphs hereof are inserted for convenience and reference,